UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2021

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 S. Hoover Blvd., Suite 210

Tampa, Florida 33609

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OMEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Increase in Size of Board; Election of Director

On March 8, 2021, the board of directors (the “Board”) of Odyssey Marine Exploration, Inc. (“Odyssey”) increased the number of directors constituting the Board from six to seven and elected Todd E. Siegel to fill the vacancy created thereby, with Mr. Siegel’s election to be effective on March 16, 2021. Mr. Siegel will hold office until the next election of directors and until his successor is elected and qualified or until his earlier resignation or removal. Mr. Siegal will serve on the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee, and he will receive compensation under the Company’s Non-Employee Director Compensation Plan.

Mr. Siegel is currently the Chief Executive Officer of Centered Solutions, LLC, an international company that specializes in prescription-based pharmacy automation, a position he has held since 2017. Previously, Mr. Siegel served as President and Chief Executive Officer of MTS Medication Technologies, Inc from 1993 to 2010. After the privatization of the company he continued to serve as Chief Executive Officer until the sale of MTS to Omnicell in 2012. Mr. Siegel is currently a member of the board of directors of Superior Group of Companies, Inc. (Nasdaq: SGC) where he serves on the Governance and Ethics Committee and chairs the Capital Committee. He is a lifetime member of the American Society of Consultant Pharmacists, a member of the Young President’s Organization Gold and has served on the boards of several charitable organization.

Appointment of Chief Business Officer

On March 8, 2021, the Board also appointed Laura L. Barton as Chief Business Officer, a newly created position, to lead business operations and strategic initiatives for the Company, allowing the President and COO to focus on expanding and increasing the value of Company’s mineral portfolio. Ms. Barton also serves as a member of the Board and as Odyssey’s Corporate Secretary. Additional information regarding Ms. Barton’s business experience can be found in the Proxy Statement for Odyssey’s Annual Meeting of Stockholders that was held on August 3, 2020, under the heading “Proposal No. 1—Election of Directors—Directors and Executive Officers of the Company—Directors.” Such information is incorporated herein by reference. In connection with her appointment as Chief Business Officer, Ms. Barton’s base salary was set at $245,000, and, for purposes of Odyssey’s Executive Compensation Plan, established her annual incentive target as 70% of her base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: March 12, 2021	By:	/s/ Jay A. Nudi
Jay A. Nudi
Chief Financial Officer